UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2017

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 17, 2017, Chet Kapoor resigned as a member of the Board of Directors (the “Board”) of Brightcove Inc. (the “Company”), the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Mr. Kapoor’s resignation was a result of his disagreement with the Company’s board composition, corporate governance structure, executive compensation programs and strategic direction. Mr. Kapoor delivered a letter to the Board regarding his resignation, a copy of which is attached hereto as Exhibit 17.1. The Company has provided Mr. Kapoor with a copy of the foregoing disclosure and has provided him with the opportunity to furnish the Company with a letter stating whether he agrees with the statements made by the Company in this Current Report on Form 8-K.

On March 22, 2017, the Company received a letter from Mr. Kapoor stating that he agreed with the foregoing statements made in this Current Report on Form 8-K. A copy of such letter is attached hereto as Exhibit 17.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Letter from Chet Kapoor, dated March 17, 2017.

17.2	Letter from Chet Kapoor, dated March 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTCOVE INC.

Date:	March 23, 2017	By:	/s/ Kevin Rhodes
Kevin Rhodes Chief Financial Officer

Exhibit Index

Exhibit No.	Description

17.1	Letter from Chet Kapoor, dated March 17, 2017.

17.2	Letter from Chet Kapoor, dated March 22, 2017.